Exhibit 1.1

UNDERWRITING AGREEMENT

between

CHINA SHANDONG INDUSTRIES, INC.

and

RODMAN & RENSHAW, LLC

as Representative

CHINA SHANDONG INDUSTRIES, INC.

UNDERWRITING AGREEMENT

New York, New York
[●], 2010

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

The undersigned, China Shandong Industries, Inc., a company formed under the laws of Delaware (collectively with its Subsidiaries (as defined herein) and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being Subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1         Firm Securities.

1.1.1.      Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of [●] shares (“Firm Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Shares”).

(ii)          The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $[●] per Firm Share (92.0% of the per Firm Share offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.      Shares Payment and Delivery.

(i)           Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the Effective Date (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Applicable Time (as defined in Section 2.1.1) is later than 5:00 p.m. Eastern time) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Loeb & Loeb LLP, counsel to the Underwriters (“Loeb”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)         Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or upon delivery of the Firm Shares through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver any of the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2         Over-allotment Option.

1.2.1.      Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted, an option to purchase up to [●] Shares representing fifteen percent(15%) of the Firm Shares sold in the offering from the Company (the “Over-allotment Option”). Such additional [●] Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2.      Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each such date, an “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the oral notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Loeb or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3.      Payment and Delivery.  Payment for the Option Shares shall be made on the applicable Option Closing Date by wire transfer in Federal (same day) funds payable to the order of the Company upon delivery to you of the certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or upon delivery of the Option Shares through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the applicable Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for the applicable Option Shares.

1.3         Representative’s Option.

1.3.1.      Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (the “Representative’s Option”) for the purchase of an aggregate of [●] shares of Common Stock (5% of the Firm Shares) for an aggregate purchase price of $100.00. The Representative’s Option Agreement in the form attached hereto as Exhibit A shall be exercisable, in whole or in part, commencing on a date which is one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Share of $[●], which is equal to 125% of the initial public offering price of the Firm Shares. The Representative’s Option Agreement and the shares of Common Stock issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Representative’s Securities,” and the Public Securities and Underwriter Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110(g) against transferring the Representative’s Option Agreement and the underlying shares of Common Stock during the first 180 days after the Effective Date and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Representative’s Option Agreement, or any potion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2.      Delivery and Payment. Delivery and payment for the Representative’s Option Agreement shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificate(s) representing the Representative’s Option in the name or names and in such authorized denominations as the Representative may request.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of each Option Closing Date, if any, as follows:

2.1         Filing of Registration Statement.

2.1.1.      Pursuant to the Act.  The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-166172), and one or more amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Securities, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. The offering and sale of all of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act (including, without limitation, the Sale Preliminary Prospectus (as hereinafter defined)) is hereafter called a “Preliminary Prospectus.” The prospectus, subject to completion, dated ________, 2010, is hereinafter referred to as the “Sale Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits and other documents (if any) incorporated by reference therein pursuant to the Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended (together with the Rules and Regulations promulgated thereunder (the “Exchange Act”)), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Registration Statement has been declared effective by the Commission on the date hereof (the “Effective Date”). “Applicable Time” means [●] [a.m./p.m.] on [●], on the Effective Date or such other time as agreed to by the Company and the Representative.

2.1.2.      Pursuant to the Exchange Act.  The Company has filed with the Commission a registration statement on Form 8-A (File Number 001-[●]) providing for the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Securities. The registration of the Public Securities under the Exchange Act has been declared effective by the Commission on the date hereof.

2.1.3.      Registration under the Exchange Act and Stock Exchange Listing.  As of the Effective Date, the Public Securities have been registered pursuant to Section 12(b) of the Exchange Act and have been authorized for listing on the NASDAQ Capital Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Public Securities under the Exchange Act or delisting the Public Securities from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement and Prospectus.

2.2         No Stop Orders, etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1.     10b-5 Representation.  At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and each Option Closing Date, if any):

(i)          The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii)         Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the name of the Underwriters and the information with respect to dealer’s concessions and reallowances contained in the section of the Prospectus entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section of the Prospectus entitled “Legal Matters” (the ”Underwriters’ Information”).

2.3.2.     Disclosure of Agreements.  The agreements and documents described in the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.     Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since its formation, except as disclosed in the Registration Statement.

2.3.4.     Regulations.  The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently conducted or contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4         Changes After Dates in Registration Statement.

2.4.1.     No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company and its Subsidiaries, individually or taken as a whole; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no officer or director of the Company has resigned from any position with the Company or any of its Subsidiaries; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the officers and directors of the Company to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.4.2.     Recent Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) entered into any transaction other than in the ordinary course of business, (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock, or (iv) modified any grants under any stock compensation plan.

2.4.3.     Recent Events. The Company has not sustained, since the date of its most recent audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its Subsidiaries, individually or taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

2.5         Disclosures in Commission Filings.  Since _____________, (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has timely made all filings with the Commission required under the Exchange Act.

2.6         Independent Accountants.  To the knowledge of the Company, Bongiovanni & Associates (“Bongiovanni”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Bongiovanni has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7         Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position, the results of operations and the cash flows of the Company and its Subsidiaries at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement and the Prospectus: (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (b) neither the Company nor any of its Subsidiaries has declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries or any grants under any stock compensation plan; and (d) there has not been any material adverse change in the long-term or short-term debt of the Company or any of its Subsidiaries.  There are no pro forma or as adjusted financial statements that are required to be included in the Sale Preliminary Prospectus and the Prospectus in accordance with the Regulations that have not been included as so required.

2.8         Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date there were not and on the Closing Date, there will not be any outstanding options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or any security convertible into Shares of the Company, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

2.9         Valid Issuance of Securities, etc.

2.9.1.     Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.9.2.     Securities Sold Pursuant to this Agreement.  The Public Securities and Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and Representative’s Securities has been duly and validly taken. The Public Securities and Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.  The Representative’s Securities and Representative’s Option Agreement constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefore, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Options and Representative’s Option Agreement are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The shares of Common Stock issuable upon exercise of the Representative’s Options have been reserved for issuance upon exercise of the Representative’s Options, and when paid for and issued in accordance with the Representative’s Option Agreement such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the underlying shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representative’s Option Agreement has been duly and validly taken.

2.9.3.     No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.10        Registration Rights of Third Parties.  Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.11        Validity and Binding Effect of Agreements.  This Agreement and the Representative’s Option Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.12        No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Representative’s Option Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company (as the same may be amended from time to time, collectively the “Organizational Documents”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.13        No Defaults; Violations.  No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any: (i) term or provision of its Organizational Documents; or (ii) franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.14       Corporate Power; Licenses; Consents.

2.14.1.    Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus. The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business as currently conducted or contemplated are correct in all material respects.

2.14.2.    Transactions Contemplated Herein.  The Company has all  requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the Representative’s Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Representative’s Option Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.15        D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (collectively, the “Insiders,” and each individually, an “Insider”) as well as in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.16        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on the NASDAQ Capital Market (“NASDAQ”).

2.17        Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company and its Subsidiaries, individually or taken as a whole.

2.18        Stop Orders.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

2.19       Transactions Affecting Disclosure to FINRA.

2.19.1.    Finder’s Fees.  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2.    Payments Within Twelve Months.  Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise), and has not entered into any arrangements with respect thereto, to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, in each case within twelve (12) months prior to the Effective Date, other than the prior payment of $25,000 to Rodman & Renshaw LLC, the Representative, and payment to the Underwriters as provided hereunder in connection with the Offering.

2.19.3.    Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4.    FINRA Affiliation.  No officer, director or any 5% or greater beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company has advised the Representative and Loeb of any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) that is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.19.5.    No Company Affiliate is an owner of ordinary shares or other securities of any member of FINRA (other than securities purchased on the open market).

2.19.6.    No affiliate of the Company has made a subordinated loan to any member of FINRA.

2.19.7.    No proceeds from the sale of the Securities will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

2.19.8.    The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

2.19.9.    No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

2.19.10.  No FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of FINRA.

2.19.11.  The Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons, other than the arrangements the Company has entered into with Rodman in connection with the Offering and the Private Placement.

2.20        Foreign Corrupt Practices Act.  Neither the Company nor any of the directors , employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21        Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to Loeb shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.22        Lock-Up Period.

2.22.1.    Each of the Company’s officers and directors holding Shares (or securities convertible into Shares) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B-1 that for a period of 180 days from the effective date of the Registration Statement (the “D&O Lock-Up Period”), and each owner of at least 5% of the Company outstanding Shares (or securities convertible into Shares) (together with the Company’s officers and directors the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B-2 that for a period commencing on the effective date of the Prospectus and ending on the earlier of (i) 120 days thereafter, or (ii) [DATE] (the “5% Shareholder Lock-Up Period” and together with the D&O Lock-Up Period, the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the consent of the Representative. The Representative may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.22.2.    The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period of 180 days from the effective date of the Registration Statement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.  The restrictions contained in this paragraph 2.22.2 shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Representative has been advised in writing or (iii) the issuance by the Company of option or shares of capital stock of the Company under any stock compensation plan of the Company.

2.22.3.    Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by paragraph 2.22 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension.

2.23        Subsidiaries.  Annex I to this Agreement sets forth the ownership of all direct and indirect subsidiaries of the Company, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”). All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of their respective jurisdictions of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the assets, business or operations of the Company and its Subsidiaries, individually or taken as a whole.  The Company’s ownership and control of each Subsidiary is as described in the Registration Statement and Prospectus.  The Company’s ownership and control of each Subsidiary is as described in the Registration Statement and the Prospectus.

2.24        Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.25        Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.26        Sarbanes-Oxley Compliance.

2.26.1.    Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.26.2.    Compliance.  The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.27        Representations and Warranties of the Company Regarding the People’s Republic of China (“PRC”).

2.27.1.    PRC Subsidiaries.  The Company conducts substantially all of its operations and generates substantially all of its revenue through its indirect wholly-owned subsidiary, Shandong Caopu Arts & Crafts Co., Ltd. (“SCAC”), which conducts its operations through its subsidiaries and affiliates listed on Annex II hereto and listed and described in the Registration Statement and the Prospectus (such subsidiaries and affiliates, together with SCAC, collectively shall be referred to herein as the “PRC Subsidiaries”).

2.27.2.    Each PRC Subsidiary organized in the PRC has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be likely to result in a material adverse effect on the assets, business or financial condition of the Company and its Subsidiaries, individually or taken as a whole.  Each of the PRC Subsidiaries has applied for and obtained all requisite business licenses, clearance and permits required under the laws and regulations of the PRC as necessary for the conduct of its businesses, and each of the PRC Subsidiaries has complied in all material respects with all laws and regulations of the PRC in connection with foreign exchange.  All fillings and applications necessary to the conduct of each PRC Subsidiary’s business have been made to the applicable PRC authorities, including without limitation the State Administration for Industry and Commerce of the PRC, and such filings and applications are true and correct in all material respects.  The registered capital of each of the PRC Subsidiaries has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with the PRC laws and regulations, and there is no outstanding capital contribution commitment for any of the PRC Subsidiaries.  The Establishment Documents of the PRC Subsidiaries have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each of the PRC Subsidiaries complies with the requirements of all relevant the PRC laws and regulations.  The outstanding equity interests of each of the PRC Subsidiaries is owned of record by the Company or a wholly owned subsidiary, except for such specific entities or individuals identified as the registered holders thereof in the Registration Statement and the Prospectus.  The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the PRC Subsidiaries.

2.27.3.    Dividends.  No PRC Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest of such PRC Subsidiary). No PRC Subsidiary is prohibited, directly or indirectly, from making any other distribution on such PRC Subsidiary’s equity capital, from repaying to the Company any loans or advances to such the PRC Subsidiary from the Company or any of the Company’s Subsidiaries.

2.27.4.    Immunity.  None of the PRC Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

2.27.5.    Filing with the PRC.  It is not necessary that this Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

2.27.6.    Transfer Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any the PRC taxing authority in connection with (i) the issuance, sale and delivery of any Shares by the Company and the delivery of any Shares to or for the account of the Underwriter, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of any Shares to purchasers thereof, or (iii) the execution and delivery of this Agreement.

2.27.7.    Compliance.  The Company has taken all necessary steps to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a the PRC resident or citizen with any applicable rules and regulations of the relevant the PRC government agencies.

2.27.8.    PRC Approvals.  The issuance and sale of the Public Securities and Representative’s Securities to the underwriters, the listing and trading of the Public Securities on the NASDAQ and the consummation of the other transactions contemplated by this Agreement, the Representative’s Options, the Registration Statement and the Prospectus are not and will not be, as of the date hereof and on the Closing Date and each Option Closing Date, if any, subject to any approval by any the PRC governmental or regulatory authority.

2.27.9.    PRC Tax Benefits, etc.  The PRC governmental tax benefits, exemptions, waivers, or other relief, enjoyed by any PRC Subsidiary as described in the Registration Statement and the Prospectus are valid, binding and enforceable and in accordance with PRC law and regulations and no PRC Subsidiary has received any notice of any deficiency in its applications for such tax benefits, exemptions, waivers or other relief as so described.

2.28        No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.29        No Labor Disputes.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.30        Intellectual Property.  The Company and each Subsidiary owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

2.31        Taxes.  Each of the Company and its Subsidiaries has duly and timely filed all tax returns (as hereinafter defined) required to be filed prior to the with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Such returns that were filed are true, correct and complete in all material respects.  Each of the Company and its Subsidiaries has duly and timely paid all taxes (as hereinafter defined) due and payable with respect to such returns, except as are being contested in good faith and by appropriate proceedings and for which the Company or the applicable Subsidiary has established reserves that are adequate for the payment thereof and are in conformity with GAAP.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as otherwise disclosed in writing to the Representative or in, the Registration Statement and the Prospectus: (i) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets; (ii) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any of its Subsidiaries, and (iii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any of its Subsidiaries.  The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means any and all returns, declarations, reports, statements, or other documents required to be filed with respect to taxes with any taxing or other governmental authority, including, without limitation, any information returns on Internal Revenue Service Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, and information reports concerning interests in foreign bank and financial accounts on TD F 90-22.1, Report of Foreign Bank and Financial Accounts.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1        Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

3.2         Federal Securities Laws.

3.2.1.      Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.      Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.      Exchange Act Registration.  For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the Public Securities and the Representative’s Securities under the provisions of the Exchange Act. The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representative.

3.2.4.      Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act.

3.3         Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4         Effectiveness and Events Requiring Notice to the Representative.  The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Effective Date, and notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5         Review of Financial Statements.  For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.6         Financial Public Relations Firm.  As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be [_________________], which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than two (2) years after the Effective Date.

3.7         Reports to the Representative.

3.7.1.      Periodic Reports, etc.  For a period of three years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Loeb in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.7.2.      Transfer Sheets.  For a period of three (3) years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representative (the ”Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Colonial Stock Transfer Company, Inc. is acceptable to the Representative to act as Transfer Agent for the Company’s Shares.

3.7.3.      Trading Reports.  During such time as the Public Securities are listed on NASDAQ the Company shall provide to the Representative, at the Company’s expense, such reports published by the NASDAQ relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.8         Payment of Expenses.

3.8.1.      General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on the NASDAQ Capital Market, the NASDAQ National Market or the NYSE Amex and on such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (d) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (g) the costs and expenses of the public relations firm referred to in Section 3.6 hereof; (h) the costs of preparing, printing and delivering certificates representing the Shares; (i) fees and expenses of the Transfer Agent; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (1) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the $16,000 cost associated with the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; and (p) up to $10,000 of the Underwriters’ actual accountable “road show” expenses for the offering that will be credited toward the non-accountable expense allowance in the event the Offering is completed. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

3.8.2.      Non-accountable Expenses.  The Company further agrees that, in addition to the expenses payable pursuant to Section 3.9.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to one percent (1.00%) of the gross proceeds received by the Company from the sale of the Firm Shares by deduction from the proceeds of the Offering contemplated herein.

3.9          Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.10        Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.11        Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.12         Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13         Accountants.  As of the Effective Date, the Company shall retain an independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Effective Date.  The Representative acknowledges that Bongiovanni is acceptable to the Representative.

3.14         FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.15         No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.16         Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company’s expense, within one Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.17         Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Securities outstanding from time to time.

3.18         NASDAQ. The Company will use its best efforts to maintain the quotation of the Public Securities on NASDAQ or a national securities exchange acceptable to the Representative for a period of at least three (3) years from the date of this Agreement, unless the Company fails to consummate a Business Combination and is required to liquidate its assets pursuant to its Memorandum and Articles of Association.

4.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1         Regulatory Matters.

4.1.1.      Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Loeb.

4.1.2.      FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.      NASDAQ Stock Market Clearance.  On the Closing Date, the Company’s Shares, including the Firm Shares shall have been approved for listing on NASDAQ.

4.1.4.      Free Writing Prospectuses.  The Representative covenants with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company.

4.1.5.      No Commission Stop Order. As of the Closing Date and each Option Closing Date, the Commission shall not have issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and shall not have instituted or threatened to institute any proceedings with respect to such an order.

4.2         Company Counsel Matters.

4.2.1.      Closing Date Opinion of Counsel.  On the Closing Date, the Representative shall have received the favorable opinion of Gusrae, Kaplan, Bruno & Nusbaum PLLC, counsel to the Company, dated the Closing Date, addressed to the Representative covering the following:

(i)          The Company and each Subsidiary formed under the laws of the State of Delaware has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with the requisite corporate power to own or lease, as the case may be, and operate its respective properties, and to conduct its business, as described in the Registration Statement and the Prospectus. The Company and each such Subsidiary is duly registered or qualified to do business as a foreign corporation and is in good standing under the laws of the States of Delaware, Oregon and [●].

(ii)           All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Organizational Documents. The offers and sales of the outstanding securities were at all relevant times either registered under the Act or exempt from such registration requirements. The authorized and, outstanding Shares of the Company is as set forth in the Prospectus.

(iii)          The Public Securities have been duly authorized and, when issued and paid for, will be validly issued and to our knowledge, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders.  The Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation and Bylaws of the Company.  The Over-allotment Option and Representative’s Option constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefore, the number of Shares called for thereby, and the Over-allotment Option and the Representative’s Option are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(iv)          The issuance of the Firm Shares has been duly authorized and, when issued and paid for by you pursuant to this Agreement, the Firm Shares will be validly issued, fully paid and nonassessable.  The holders of outstanding shares of capital of the Company are not entitled to any preemptive right, right of first offer or right of first refusal (i) set forth in or provided for by the Company’s currently effective Certificate of Incorporation and Bylaws (the “Organizational Documents”), or (ii) granted by the Company in any currently effective written agreement.  The certificates representing the Firm Shares are in due and proper form.

(v)           This Agreement and the Representative’s Option Agreement have been duly and validly authorized and executed by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(vi)           The execution, delivery and performance of this Agreement, the Lock-Up Agreements, and the Lock-Up Period restrictions on the Company and the Representative’s Option Agreement, and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Public Securities thereunder, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Organizational Documents, or (c) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vii)         The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Shares offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the Blue Sky laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

(viii)        The Registration Statement has been declared effective by the Commission.  We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

(ix)          The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)           No consent, approval, authorization or filing with or order of the NASDAQ Stock Market, any U.S. Federal, State of New York or State of Delaware court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the States of Delaware and New York for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made with or obtained by the NASDAQ Stock Market (ii) such as have been made or obtained under the Securities Act and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Prospectus, as to which we express no opinion.

(xi)          The Shares have been approved for listing on the NASDAQ Stock Market upon official notice of issuance.

(xii)         To our knowledge, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

4.2.2.       Oregon Opinion.  On the Closing Date, the Representative shall have received the favorable opinion of [Oregon Counsel], Oregon counsel to the Company, related to, among other things, the organization of Tianwei International Development Corporation, affiliates and ownership structure, dated the Closing Date and addressed to the Representative in form satisfactory to the Representative.

4.2.3.       PRC Opinion.  On the Closing Date, the Representative shall have received the favorable opinion of B&D Law Firm, PRC counsel to the Company, related to, among other things, the descriptions of laws of the PRC and the organization of the Company’s PRC Subsidiaries, affiliates and ownership structure, dated the Closing Date and addressed to the Representative covering the following:

(i)           [Insert for each the PRC Subsidiary] [●] has been duly organized and is validly existing as a [●] under the laws and regulations of the PRC; [●]’s business license is in full force and effect; [●] of the equity interests of [●] are owned by [●], and to our Knowledge, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association, the business license and other constituent documents of [●] comply with the requirements of applicable the PRC laws and regulations and are in full force and effect.

(ii)           Except as set forth in the Registration Statement and the Prospectus, each of the PRC Subsidiaries, has full corporate right, power and authority and has all necessary governmental authorizations of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business, and such governmental authorizations contain no materially burdensome restrictions or conditions; to our Knowledge, none of the PRC Subsidiaries has any reason to believe that any regulatory body is considering modifying, suspending, revoking or not renewing any such governmental authorizations; and each of the PRC Subsidiaries is in compliance in all material respects with the provisions of all such governmental authorizations and conducts its business in all material respects in accordance with any the PRC laws and regulations to which it is subject or by which it is bound.

(iii)          Except as set forth in the Registration Statement and the Prospectus, none of the PRC Subsidiaries has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any of the PRC Subsidiaries or for the suspension, withdrawal, revocation or cancellation of any of their respective business license.

(iv)          The ownership structure of the PRC Subsidiaries does not violate any prohibitory provisions of the applicable the PRC laws and regulations and the transactions conducted in the PRC involving the PRC Subsidiaries relating to the establishment of such ownership structure, in each case, did not and do not violate any explicit provisions of the applicable the PRC laws and regulations.

(v)           Except as set forth in the Registration Statement and the Prospectus, each of the PRC Subsidiaries owns or otherwise has the legal right to use, or can acquire on reasonable terms, the intellectual property (“Intellectual Property”) as currently used or as currently contemplated to be used by the PRC Subsidiaries.

(vi)          Except as set forth in the Registration Statement and the Prospectus, to our Knowledge, none of the PRC Subsidiaries is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; no Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property; and none of the Company or any of the PRC Subsidiaries has received any notice of any claim of infringement or conflict with any such rights of others.

(vii)         Except as set forth in the Registration Statement and the Prospectus, there are no legal, arbitration or governmental proceedings in progress or pending or, to our Knowledge, threatened, in the PRC to which the Company, or any the PRC Subsidiary is a party or of which any property of any the PRC Subsidiary is subject.

(viii)        As a matter of the laws and regulations of the PRC, none of the PRC Subsidiaries or their properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the transactions contemplated by the Agreement.

(ix)          The sale of the Public Securities and Underwriter’s Securities and the compliance by the Company with all of the provisions of the Agreement and the Representative’s Options and the consummation of the transactions contemplated thereby do not result in any violation of the provisions of the articles of association, business license or any other constituent documents of any of the PRC Subsidiaries or any applicable statute or any order, rule or regulation, of any governmental agency having jurisdiction over any of the PRC Subsidiaries or any of its properties.  No governmental authorization of any governmental agency in the PRC is required for the consummation of the transactions contemplated by the Agreement and the Representative’s Options, other than those already obtained.

(x)           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Underwriters to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with the execution and delivery of the Agreement, the sale and delivery by the Company of the Firm Shares to or for the account of the Underwriter, the sale and delivery outside the PRC by the Underwriters of the Firm Shares to the purchasers thereof in the manner contemplated in the Agreement, or the consummation of any other transaction contemplated in the Agreement.

(xi)          Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus, we have no reason to believe, that (a) when it became of effective, any part of the Registration Statement (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing the PRC laws and regulations or documents, agreements or proceedings governed by the PRC laws and regulations contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; (b) as of the date of the Agreement and the date hereof, any part of the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing the PRC laws and regulations or documents, agreements or proceedings governed by the PRC laws and regulations contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading; or (c) at the time the Prospectus was filed with the Commission or at the date hereof, any part of the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing the PRC laws and regulations or documents, agreements or proceedings governed by the PRC laws and regulations contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading.  The term “Knowledge” as used in this opinion shall mean the actual knowledge of the attorneys who have been involved in representing the Company after due and reasonable inquiry.

4.2.4.       Negative Assurance.  The opinions of Gusrae, Kaplan, Bruno & Nusbaum PLLC, [OREGON COUNSEL] and B&D Law Firm shall each include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view and shall not be deemed to have rendered an opinion with respect to the financial information, statistical data and information and matters regarding non-United States laws, rules and regulations included in the Registration Statement or the Prospectus).  The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements including notes and schedules, financial data, statistical data and non-United States laws, rules and regulations included in the Registration Statement or the Prospectus, included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations.

4.2.5.       Option Closing Date Opinions of Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Sections 4.2.1 through 4.2.3, dated the applicable Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the applicable Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.6.       Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Loeb if requested. The opinions of Gusrae, Kaplan, Bruno & Nusbaum PLLC and B&D Law Firm and any opinion relied upon by Gusrae, Kaplan, Bruno & Nusbaum PLLC and B&D Law Firm shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3          Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and each Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Representative and in form and substance satisfactory in all respects to you and to Loeb from Bongiovanni, dated, respectively, as of the date of this Agreement and as of the Closing Date and each Option Closing Date, if any.

4.4          Officers’ Certificates.

4.4.1.       Officers’ Certificate.  At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the applicable Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2.       Secretary’s Certificate.  At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, respectively, certifying: (i) that the Organizational Documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5          No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company and its Subsidiaries, individually or taken as a whole, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6          Delivery of Agreements.

4.6.1.       Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

4.6.2.       Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Option Agreement.

5.	Indemnification.

5.1          Indemnification of the Underwriters.

5.1.1.       General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless in each case such statement or omission was made in reliance upon and in conformity with Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2.       Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriters (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2          Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made with respect to Underwriters’ Information in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3          Contribution.

5.3.1.       Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.       Contribution Procedure.  Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

5.3.3.       Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	Default by an Underwriter.

6.1          Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2           Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date.  In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.	Additional Covenants.

7.1           Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2           [Intentionally Omitted]

7.3           Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity without the Representative’s prior written consent (which may be in the form of an e-mail or other form of electronic transmission from a representative or employee of the Underwriter), for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.	Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date.  This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2           Termination.  You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company and its Subsidiaries, individually, or taken as a whole, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

8.3           Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to a maximum of $50,000 (including the fees and disbursements of Loeb; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

8.4           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn: General Counsel
Fax No.: 646-841-1640

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mr. Mitchell S. Nussbaum, Esq.
Fax: 212-407-4990

If to the Company:

China Shandong Industries, Inc.
No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China
Attn: Mr. Jinliang Li, Chief Executive Officer

Copy to:

Gusrae, Kaplan, Bruno & Nusbaum PLLC
120 Wall Street, 11th Floor
New York, New York 10005
Attn: Mr. Lawrence G. Nusbaum, Esq.
Fax: (212) 809-5449

9.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in New York Supreme Court, County of New York or in United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CHINA SHANDONG INDUSTRIES, INC.

By:
Name:
Title:

Accepted on the date first above written.

RODMAN & RENSHAW, LLC

By:
Name:
Title:

SCHEDULE I

Underwriters

EXHIBIT A

Form of Representative’s Option Agreement

EXHIBIT B-1

Lock-Up Agreement

___________ ____, 2010

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with [NAME OF COMPANY]., a [TYPE OF COMPANY] (the “Company”), providing for the public offering (the “Public Offering”) by the Representative of [_____] shares of common stock (“Firm Shares”), par value $_____ per share, of the Company (the “Shares”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Representative in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value.  In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Representative, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representative waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by ____________, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

[LOCKED UP PARTY]

By:
Name:
Title:

EXHIBIT B-2

Lock-Up Agreement

___________ ____, 2010

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with [NAME OF COMPANY]., a [TYPE OF COMPANY] (the “Company”), providing for the public offering (the “Public Offering”) by the Representative of [_____] shares of common stock (“Firm Shares”), par value $____ per share, of the Company (the “Shares”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending on the earlier of (1) 120 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) and (2) [DATE] (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Representative in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) if the undersigned is an individual, transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, (d) if the undersigned is, or directly or indirectly controls, a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, or (e) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer of Shares made by the undersigned (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value.  [In addition, the undersigned agrees that during the Lock-Up Period and except for the registration statement relating to the Public Offering or any registration statement filed on Form S-3 contemplated by the Registration Rights Agreement, dated ____________, between the Company and, among others, the undersigned, without the prior written consent of the Representative, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.]  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representative waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by _____________, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

[LOCKED UP PARTY]

By:
Name:
Title:

ANNEX I

Subsidiaries

ANNEX II

PRC Subsidiaries